                                             As filed pursuant to Rule 424(b)(5)
                                                Under the Securities Act of 1933
                                                     Registration No. 333-131630
SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED APRIL 28, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)

                                 $1,177,528,100
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    DEPOSITOR

                          [COUNTRYWIDE HOME LOANS LOGO]
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

                         ALTERNATIVE LOAN TRUST 2006-OA7
                                 ISSUING ENTITY

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-OA7

     This Supplement revises the Prospectus Supplement dated April 28, 2006 to the Prospectus dated March 27, 2006 with respect to the above captioned series of certificates as follows:

                     [text continues on the following page]

                           (UBS INVESTMENT BANK LOGO)

                  The date of this Supplement is June 23, 2006.

The table on page S-99 of the Prospectus Supplement is hereby replaced with the following:

The "CORRIDOR CONTRACT NOTIONAL BALANCE", the "CORRIDOR CONTRACT STRIKE RATE" and the "CORRIDOR CONTRACT CEILING RATE" are as described in the following table:


                                      CORRIDOR    CORRIDOR  CORRIDOR
                                      CONTRACT    CONTRACT  CONTRACT
                                      NOTIONAL     STRIKE    CEILING
MONTH OF DISTRIBUTION DATE          BALANCE ($)   RATE (%)  RATE (%)
--------------------------         -------------  --------  --------


April 25, 2009.................... 2,252,320.320    6.38      7.77
May 25, 2009...................... 2,114,255.782    6.38      7.77
June 25, 2009..................... 2,054,594.113    6.38      7.76
July 25, 2009..................... 1,996,596.323    6.38      7.75
August 25, 2009................... 1,940,133.980    6.38      7.73
September 25, 2009................ 1,885,351.777    6.38      7.72
October 25, 2009.................. 1,832,176.923    6.38      7.69
November 25, 2009................. 1,709,560.496    6.38      7.67
December 25, 2009................. 1,662,135.149    6.38      7.64
January 25, 2010.................. 1,616,128.182    6.38      7.60
February 25, 2010................. 1,571,505.676    6.38      7.54
March 25, 2010.................... 1,528,238.674    6.38      7.50
April 25, 2010.................... 1,486,180.215    6.38      7.45
May 25, 2010...................... 1,375,690.829    6.38      7.39
June 25, 2010..................... 1,338,518.736    6.38      7.33
July 25, 2010..................... 1,302,335.258    6.38      7.25
August 25, 2010................... 1,267,248.804    6.38      7.17
September 25, 2010................ 1,233,254.171    6.38      7.09
October 25, 2010.................. 1,200,280.477    6.38      7.00
November 25, 2010................. 1,098,536.691    6.38      6.90
December 25, 2010................. 1,069,608.420    6.38      6.80
January 25, 2011.................. 1,041,526.947    6.38      6.69
February 25, 2011................. 1,014,294.038    6.38      6.59
March 25, 2011....................   987,870.114    6.38      6.48
April 25, 2011....................   962,194.808    6.50      6.65
May 25, 2011......................   864,659.497    6.57      6.72
June 25, 2011.....................   841,986.990    6.64      6.79
July 25, 2011.....................   819,913.296    6.72      6.87
August 25, 2011...................   798,443.862    6.79      6.94
September 25, 2011................   777,550.874    6.86      7.01
October 25, 2011..................   761,224.641    6.94      7.09
November 25, 2011.................   683,145.855    7.01      7.16
December 25, 2011.................   669,314.841    7.08      7.23
January 25, 2012..................   655,863.751    7.10      7.30
February 25, 2012.................   643,254.251    7.10      7.38
March 25, 2012....................   631,031.315    7.10      7.45
April 25, 2012....................   619,142.004    7.10      7.52
May 25, 2012......................   559,804.969    7.10      7.60
June 25, 2012.....................   549,393.468    7.10      7.77
July 25, 2012.....................   539,221.732    7.10      7.89
August 25, 2012...................   529,443.449    7.10      8.00
September 25, 2012................   520,023.411    7.10      8.11
October 25, 2012..................   510,832.998    7.10      8.20
November 25, 2012.................   461,882.064    7.10      8.30
December 25, 2012.................   452,244.144    7.10      8.38
January 25, 2013..................   442,897.424    7.10      8.47


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

                                      CORRIDOR    CORRIDOR  CORRIDOR
                                      CONTRACT    CONTRACT  CONTRACT
                                      NOTIONAL     STRIKE    CEILING
MONTH OF DISTRIBUTION DATE          BALANCE ($)   RATE (%)  RATE (%)
--------------------------         -------------  --------  --------

February 25, 2013.................   433,830.194    7.10      8.56
March 25, 2013....................   425,032.793    7.10      8.62
April 25, 2013....................   416,503.492    7.10      8.68
May 25, 2013......................   384,647.176    7.10      8.75
June 25, 2013.....................   376,695.836    7.10      8.81
July 25, 2013.....................   368,990.715    7.10      8.85
August 25, 2013...................   361,527.364    7.10      8.90
September 25, 2013................   354,293.696    7.10      8.92
October 25, 2013..................   347,286.109    7.10      8.94
November 25, 2013.................   340,497.188    7.10      8.96
December 25, 2013.................   333,919.760    7.10      8.96
January 25, 2014..................   327,549.685    7.10      8.97
February 25, 2014.................   321,378.619    7.10      8.96
March 25, 2014....................   315,402.725    7.10      8.95
April 25, 2014....................   309,615.262    7.10      8.92
May 25, 2014......................   304,012.573    7.10      8.90
June 25, 2014.....................   298,586.105    7.10      8.87
July 25, 2014.....................   293,332.195    7.10      8.83
August 25, 2014...................   288,246.078    7.10      8.78
September 25, 2014................   283,323.079    7.10      8.74
October 25, 2014..................   278,556.582    7.10      8.69
November 25, 2014.................   273,942.219    7.10      8.62
December 25, 2014.................   269,476.640    7.10      8.53
January 25, 2015..................   265,156.483    7.10      8.44
February 25, 2015.................   260,976.630    7.10      8.36
March 25, 2015....................   256,931.306    7.10      8.26
April 25, 2015....................   253,017.419    7.10      8.17
May 25, 2015......................   249,229.539    7.10      8.08
June 25, 2015.....................   245,620.215    7.10      7.96
July 25, 2015 and thereafter......         0.000    0.00      0.00


As reflected in the table above, the Corridor Contract Notional Balance has been lowered from the original Corridor Contract Notional Balance for each Distribution Date after the April 2009 Distribution Date as set forth on page S-99 of the Prospectus Supplement dated April 28, 2006. The effect of this reduction of the Corridor Contract Notional Balance is to reduce the amount available to cover any Net Rate Carryover on the Offered Certificates (other than the Class A-R Certificates) and any Unpaid Realized Loss Amounts.


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